EXHIBIT 23.1


	INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SymmetriCom, Inc. on Form S-8 of our report dated July 23, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of SymmetriCom, Inc. for the year ended June 30, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
February 14, 1997